Exhibit d-1


                         INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT made as of the 8th day of September, 2003 by and between Fred Alger Management Inc., a New York corporation ("the Adviser") and The China-U.S.
Growth Fund, a registered open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts and (the "Fund" or the "Trust").

WHEREAS, the Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Fund desires to retain the Adviser to render certain investment advisory services to the Fund and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the terms, conditions, and mutual covenants herein contained, the parties agree as follows:

1.       APPOINTMENT

         The Fund hereby appoints the Adviser to act as an investment advisor for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation provided herein.

2.       DELIVERY OF DOCUMENTS

         a) The Fund has furnished the Adviser with copies of the following documents and will furnish the Adviser with copies of all future amendments and supplements thereto, if any:

                  i) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on February 14, 2003;

                  ii)      the Trust's By-laws;

                  iii)     resolutions   of  the   Trust's   Board  of  Trustees
                           ("Board") authorizing the appointment of the Adviser and the execution and delivery of this Agreement;

                  iv) the Fund's Registration Statement on Form N-1A ("Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the U.S. Securities and Exchange Commission (the "SEC");

                  v) the Fund's Notification of Registration under the 1940 Act on Form N-8A as filed with the SEC; and



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                  vi)      the currently  effective  Prospectus and Statement of
                           Additional Information of the Fund (collectively the "Prospectus").

         b) The Fund has furnished the Adviser with copies of the following documents and will furnish the Adviser with copies of all future amendments and supplements thereto, if any:

                  i) the Adviser's Uniform Application for Investment Adviser Registration Form ("Form ADV");

                  ii)      any written  supervisory  and operation  policies and
                           procedures   of  the  Adviser   that  the  Board  may
                           reasonably request;

                  iii) the Adviser's Code of Ethics which complies with Rule 17j-1 under the 1940 Act and related policies and procedures;

                  iv) certificates of liability insurance evidencing the Adviser's Errors and Omissions and Directors and Officers Liability and Fidelity Bond Coverage; and

                  v) any other documents that the Board may reasonably request.

3.       INVESTMENT ADVISORY SERVICES

         a) MANAGEMENT OF THE FUND. The Adviser shall provide for the overall management of the Fund, subject to the supervision of the Board and in accordance with this Agreement and the Prospectus. In furtherance of the foregoing, the Adviser shall:

                  i) provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments;

                  ii) make decisions with respect to all purchases and sales of assets of the Fund ("Fund Assets");

                  iii) place orders for the investment and reinvestment of Fund Assets;

                  iv) furnish the Fund with clerical and accounting services and office facilities, as the Adviser deems appropriate or as the Fund may reasonably request, subject to the requirements of any regulatory authority to which the Adviser may be subject; and



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                  v)       take on behalf of the Fund,  all  actions the Adviser
                           may deem necessary in order to carry into effect such investment program and which are consistent with the Adviser's functions as provided above.

         b) EMPLOYMENT AND APPOINTMENT OF THIRD PARTIES. In connection with the performance of its duties under this Agreement, from time to time the Adviser may employ or associate itself with such persons as the Adviser believes to be particularly fitted to assist the Adviser in the execution of its duties hereunder. The Adviser shall bear all costs of performance of such duties and no obligation may be incurred on the Fund's behalf in such respect.

         c) COVENANTS. The Adviser shall carry out its investment advisory responsibilities in a manner consistent with: (i) the
                  Prospectus; (ii) any applicable laws, including but not limited to the 1940 Act, the Advisers Act, the 1933 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended,
                  (iii) the Trust's By-Laws; (iv) the Trust's Agreement and Declaration of Trust; and (v) such other investment policies, procedures and/or limitations as adopted by the Trust with respect to the Fund.

         d) BOOKS AND RECORDS. The Adviser shall keep the books and records with respect to the Fund's securities transactions required to be maintained by or on behalf of the fund with respect to advisory services rendered hereunder in accordance with Section 31(a) of the 1940 Act and will furnish such periodic and special reports as the Board may reasonably request. The Adviser further agrees to preserve such records of the Fund for the periods prescribed by Rule 31a-2 of the 1940 Act and any such other applicable laws, rules, and regulations. The Adviser agrees that such records are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request.

         e) REPORTS, EVALUATIONS, AND OTHER SERVICES. The Adviser shall render reports, evaluations, information or analyses to the Board with respect to the performance of its duties under this Agreement and the Fund, in such form and manner as the Board may request from time to time.

         f) PURCHASE AND SALE OF SECURITIES. The Adviser shall place all orders for the purchase and sale of portfolio securities for the Fund Assets with brokers or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser to the extent permitted by the 1940 Act and the Trust's policies and procedures. The Fund understands that Fred Alger & Company Incorporated may be used as principal broker or dealer for securities transactions, to the extent permitted by law, but that no formula has been adopted for allocation of the Fund Assets' investment transaction business. The Adviser shall obtain the best price and the most favorable execution available for the Fund. In assessing the best overall terms available for any transaction, the Adviser may consider various factors, including but not limited to, the



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                  breadth  of the  market  in the  security,  the  price  of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Adviser be under any duty to obtain the lowest commission or the best net price for the Fund on any particular transaction. In connection with the placement of orders, the Sub-Adviser will create and maintain all necessary
                  brokerage   records  of  the  Fund  in  accordance   with  all
                  applicable laws, rules, and regulations, including but not limited to Section 31(a) of the 1940 Act and Section 3(d) of this Agreement.

         g) BROKERS OR DEALERS. The Adviser may, to the extent permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934 (the "Exchange Act"), pay a broker or dealer who provides research services to the Adviser a commission for executing a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction if the Adviser determines in good faith that the excess commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to the discretionary accounts that it manages. The Adviser shall render a written report to the Board, at least quarterly, regarding overall commissions paid by the Fund and their reasonableness in relation to their benefits to the Fund in accordance with Section 3(e) of this Agreement.

         h) AGGREGATION OF SECURITIES TRANSACTIONS. In executing portfolio transactions for the Fund, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients if, in the Adviser's reasonable judgment, such aggregation (i) will be likely to result in an overall economic benefit to the Adviser's clients as a whole, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses, and trading requirements and (ii) is not inconsistent with the policies set forth in the Prospectus. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in an equitable manner and consistent with its fiduciary obligations to the Fund.

4.       REPRESENTATIONS AND WARRANTIES

         a) The Adviser hereby represents and warrants to the Fund as follows:

                  i) The Adviser is a corporation duly organized and in good standing under the laws of the State of New York and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder;



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                  ii)      The Adviser is registered  as an  investment  adviser
                           with the SEC under the Advisers Act and shall maintain such registration at all times during the term of this Agreement;

                  iii) The Adviser at all times shall use its best judgment and efforts in carrying out the Adviser's obligations hereunder; and

                  iv) The Adviser shall maintain the following insurance protection with respect to its obligations under this
                           Agreement: (i) Directors and Officers and Errors and Omissions Insurance of such types and in such amounts as the Adviser may reasonably deem necessary to protect the Fund and its agents against loss from errors or omission in performance of the Adviser's duties and obligations described in or contemplated by this Agreement; and (ii) Fidelity Bond Coverage of Adviser personnel which may be required under applicable law in connection with the Adviser's services as Sub-Adviser under this Agreement. The Adviser has provided the Fund with certificates of liability insurance evidencing the foregoing, attached hereto as Schedule A, and shall notify the Fund of any material changes thereto.

         b) The Fund hereby represents and warrants to the Adviser as follows:

                  i)       The  Prospectus  complies,  in all material  respects
                           with    applicable    regulatory    and    disclosure
                           requirements.

                  ii) The Trust has been duly organized as a business trust under the laws of The Commonwealth of Massachusetts; and

                  iii) The Trust is registered as an investment company with the SEC under the 1940 Act, and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

5.       COMPENSATION

         As compensation for the services provided pursuant to this Agreement the Fund shall pay the Adviser and the Adviser agrees to accept as full compensation therefor an advisory fee, which shall be computed and accrued daily and payable on the first business day of each calendar month at the annual rate of 1.50% of the Fund's average daily net assets. Such advisory fee shall begin to accrue on the date the Registration Statement is declared effective by the SEC. If the Registration Statement is declared effective by the SEC after the beginning of a calendar month or this Agreement terminates prior to the end of a



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         calendar  month,  such advisory fee shall be prorated  according to the proportion which such portion of the month bears to the full calendar month. For the purpose of determining the advisory fee payable to the Adviser, the value of the Fund's net assets shall be computed at the time and in the manner specified in the Prospectus, as in effect from time to time. The Adviser shall have the right to waive or reduce any portion of the advisory fee to which it is entitled under this Agreement. Any such waiver shall be in writing.

6.       LIMITATION OF LIABILITY OF THE TRUST

         The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Declaration of Trust.

7.       LIMITATION OF ADVISER'S LIABILITY

         In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Adviser or a breach of fiduciary duty with respect to receipt of compensation, neither the Adviser nor any of its directors, officers, shareholders, agents or employees shall be liable or responsible to the Trust, the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or for any act or omission in the course of or connected with rendering services hereunder or for any loss suffered by the Trust, the Fund or any shareholder of the Fund in connection with the performance of this Agreement. No warranty is given by the Adviser as to the performance or profitability of any investments, cash or other property forming part of or constituting the Fund. The Adviser shall not take or omit to take any action which to the actual knowledge of the individual taking or omitting to take such action would prejudice the tax position of the Fund. Any stated limitations on liability shall not relieve the Adviser from any responsibility or liability the Advisor may have under state or federal statutes.

8.       INDEMNIFICATION

         The Fund agrees to fully indemnify the Adviser on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, other than those directly resulting from the willful misfeasance, bad faith or gross negligence on the part of the Adviser, its directors, officers, or employees, which may be imposed on, incurred by or asserted against the Adviser and related to the services provided under this Agreement. The Adviser agrees to fully indemnify the Fund on demand from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever directly resulting from the willful misfeasance, bad faith or gross negligence on the part of the Adviser, its directors, trustees, officers, or employees, which may be imposed on, incurred by or asserted



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         against the Fund related to the services provided under this Agreement.
         The provisions of this Section 8 shall survive termination of this Agreement.

9.       NON-EXCLUSIVE SERVICES

         The investment advisory and management services rendered by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to provide similar investment advisory or management services to its other clients, so long as its services under this Agreement are not impaired thereby.

10.      EFFECTIVE DATE, AMENDMENT, AND TERMINATION

         a) This Agreement shall become effective as of the date on which the Registration Statement becomes effective. The initial term of this Agreement shall be for two (2) years. Thereafter, this Agreement shall continue in effect for successive twelve (12) month periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Board who are not parties to this Agreement or interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such approval and
                  (ii) by a vote of the Board or a majority of the outstanding voting securities of the Fund.

         b) This Agreement may be amended at any time by mutual consent of the parties; the consent of the Trust must, except as otherwise permitted by or under the 1940 Act, be approved (i) by vote of a majority of the Board who are not parties to this Agreement or interested persons of the Fund or the Adviser, cast in person at a meeting called for the purpose of voting on such amendment and (ii) by vote of a majority of the outstanding voting securities of the Fund.

         c) This Agreement may be terminated by either party as further set forth in this Paragraph (c) at any time without payment of any penalty. Upon termination, all advisory fees (as defined in Section 5 of this Agreement) shall cease to accrue and become due and payable. This Agreement may be terminated by the Fund upon the vote of the Board or a majority of the outstanding voting securities of the Fund on sixty (60) days' prior written notice to the Adviser. This Agreement may be terminated by the Adviser upon sixty (60) days' prior written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment or termination of this Agreement.

11.      CERTAIN DEFINITIONS

         The   terms   "majority   of  the   outstanding   voting   securities,"
         "assignment," and "interested persons," shall have the meanings set forth in the 1940 Act.



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12.      EXPENSES

         During the term of this Agreement, the Adviser will bear its expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund will bear certain other expenses, including: payment of the advisory fee; custody, transfer and dividend disbursing, and administration expenses; fees of Trustees who are not affiliated persons of the Adviser; legal and auditing expenses, clerical, accounting and other office costs; costs of preparing, printing and distributing Prospectuses and Fund shareholder reports; cost of maintaining the Fund's existence; interest charges, taxes, brokerage fees and commissions; costs of stationary and supplies; expenses and fees related to registration and filing with the SEC and state regulatory authorities; costs of independent pricing service retained to assist in valuing the Fund Assets; the Fund's proportionate share of the insurance premiums; costs attributable to shareholder services, including but not limited to, telephone and personnel expenses; costs of Fund shareholder and Board meetings; and any extraordinary expenses.

13.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the State of New York.

14.      SEVERABILITY

         If any provision of this Agreement shall become or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15.      NOTICES

         All notices under this Agreement shall be given in writing and shall be duly given if mailed or delivered to the Adviser at 111 Fifth Avenue, New York, NY 10003 to the attention of Frederick A. Blum, Executive Vice President and to the Fund at 111 Fifth Avenue, New York, NY 10003 to the attention of Dan C. Chung, President. Notices shall be effective upon delivery.

16.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes any prior agreement or understanding between the parties hereto.



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IN WITNESS  WHEREOF,  the parties  have caused this  Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.

FRED ALGER MANAGEMENT, INC.                          THE CHINA-U.S. GROWTH FUND

By: /s/ FREDERICK A. BLUM                            By: /s/ FREDERICK A. BLUM
    -----------------------                              -----------------------
Name:   Frederick A. Blum                            Name:   Frederick A. Blum

Title:  Executive Vice President                     Title:  Treasurer






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